Exhibit 99.1

te.com

TE Connectivity announces first quarter results for fiscal year 2021

Double-digit growth in sales and EPS year over year, exceeding company expectations

SCHAFFHAUSEN, Switzerland – Jan. 27, 2021 – TE Connectivity Ltd. (NYSE: TEL) today reported results for the fiscal first quarter ended Dec. 25, 2020.

First Quarter Highlights

●	Net sales were $3.5 billion, up 11% on a reported basis, and 6% on an organic basis year over year.
●	Orders of approximately $4 billion, up 25% year over year.
●	GAAP earnings per share (EPS) from continuing operations were $1.13, and adjusted EPS were $1.47, up 21% year over year.
●	Cash flow from continuing operating activities was $640 million and free cash flow was $529 million, with $286 million returned to shareholders.

“Our strong first quarter performance reflects our global team’s ability to adapt to ongoing dynamic market conditions to deliver double-digit sales and EPS growth that exceeded our expectations,” said TE Connectivity CEO Terrence Curtin. “These results demonstrate the strength and resilience of our portfolio, our employees’ commitment to our customers and the benefit of our leadership position in long-term global growth trends. In particular, our Transportation segment continued to outperform the market due to content growth driven by electric vehicles, along with data connectivity and autonomy trends. Our Communications segment also exhibited strength due to demand in high-speed cloud applications and growth in the appliances market. As we are seeing continued signs of improvement in the majority of our end markets, we expect to deliver continued sales and earnings growth in the second quarter.”

Second Quarter FY21 Outlook

For the second quarter of fiscal 2021, the company expects net sales of approximately $3.5 billion, reflecting an approximate 10% increase on a reported basis and an increase of mid-single digits on an organic basis year over year. GAAP EPS from continuing operations are expected to be approximately $1.38 with adjusted EPS of approximately $1.47, up 14% year over year.

Information about TE Connectivity's use of non-GAAP financial measures is provided below. For reconciliations of these non-GAAP financial measures, see the attached tables.

Conference Call and Webcast

The company will hold a conference call today beginning at 8:30 a.m. ET. The dial-in information is provided here:

●	At TE Connectivity's website: investors.te.com
●	By telephone: For both "listen-only" participants and those participants who wish to take part in the question-and-answer portion of the call, the dial-in number in the United States is (866) 211-4092, and for international callers, the dial-in number is (647) 689-6620.
●	A replay of the conference call will be available on TE Connectivity’s investor website at investors.te.com at 11:30 a.m. ET on Jan. 27, 2021.

About TE Connectivity

TE Connectivity Ltd. (NYSE: TEL) is a global industrial technology leader creating a safer, sustainable, productive, and connected future. Our broad range of connectivity and sensor solutions, proven in the harshest environments, enable advancements in transportation, industrial applications, medical technology, energy, data communications, and the home. With approximately 80,000 employees, including more than 7,500 engineers, working alongside customers in approximately 140 countries, TE ensures that EVERY CONNECTION COUNTS. Learn more at www.te.com and on LinkedIn, Facebook, WeChat and Twitter.

Non-GAAP Financial Measures

We present non-GAAP performance and liquidity measures as we believe it is appropriate for investors to consider adjusted financial measures in addition to results in accordance with accounting principles generally accepted in the U.S. (“GAAP”). These non-GAAP financial measures provide supplemental information and should not be considered replacements for results in accordance with GAAP. Management uses non-GAAP financial measures internally for planning and forecasting purposes and in its decision-making processes related to the operations of our company. We believe these measures provide meaningful information to us and investors because they enhance the understanding of our operating performance, ability to generate cash, and the trends of our business. Additionally, we believe that investors benefit from having access to the same financial measures that management uses in evaluating our operations. The primary limitation of these measures is that they exclude the financial impact of items that would otherwise either increase or decrease our reported results. This limitation is best addressed by using these non-GAAP financial measures in combination with the most directly comparable GAAP financial measures in order to better understand the amounts, character, and impact of any increase or decrease in reported amounts. These non-GAAP financial measures may not be comparable to similarly-titled measures reported by other companies.

The following provides additional information regarding our non-GAAP financial measures:

●Organic Net Sales Growth (Decline) – represents net sales growth (decline) (the most comparable GAAP financial measure) excluding the impact of foreign currency exchange rates, and acquisitions and divestitures that occurred in the preceding twelve months, if any. Organic Net Sales Growth (Decline) is a useful measure of our performance because it excludes items that are not completely under management’s control, such as the impact of changes in foreign currency exchange rates, and items that do not reflect the underlying growth of the company, such as acquisition and divestiture activity. This measure is a significant component in our incentive compensation plans.

●Adjusted Operating Income (Loss) and Adjusted Operating Margin – represent operating income (loss) and operating margin, respectively, (the most comparable GAAP financial measures) before special items including restructuring and other charges, acquisition-related charges, impairment of goodwill, and other income or charges, if any. We utilize these adjusted measures in combination with operating income (loss) and operating margin to assess segment level operating performance and to provide insight to management in evaluating segment operating plan execution and market conditions. Adjusted Operating Income (Loss) is a significant component in our incentive compensation plans.

●Adjusted Other Income (Expense), Net – represents net other income (expense) (the most comparable GAAP financial measure) before special items including tax sharing income related to adjustments to prior period tax returns and other items, if any.

●Adjusted Income Tax (Expense) Benefit and Adjusted Effective Tax Rate – represent income tax (expense) benefit and effective tax rate, respectively, (the most comparable GAAP financial measures) after adjusting for the tax effect of special items including restructuring and other charges, acquisition-related charges, impairment of goodwill, other income or charges, and certain significant tax items, if any.

●Adjusted Income (Loss) from Continuing Operations – represents income (loss) from continuing operations (the most comparable GAAP financial measure) before special items including restructuring and other charges, acquisition-related charges, impairment of goodwill, tax sharing income related to adjustments to prior period tax returns and other tax items, other income or charges, and certain significant tax items, if any, and, if applicable, the related tax effects.

●Adjusted Earnings (Loss) Per Share – represents diluted earnings (loss) per share from continuing operations (the most comparable GAAP financial measure) before special items including restructuring and other charges, acquisition-related charges, impairment of goodwill, tax sharing income related to adjustments to prior period tax returns and other tax items, other income or charges, and certain significant tax items, if any, and, if applicable, the related tax effects. This measure is a significant component in our incentive compensation plans.

●Free Cash Flow (FCF) – is a useful measure of our ability to generate cash. The difference between net cash provided by continuing operating activities (the most comparable GAAP financial measure) and Free Cash Flow consists mainly of significant cash outflows and inflows that we believe are useful to identify. We believe Free

Cash Flow provides useful information to investors as it provides insight into the primary cash flow metric used by management to monitor and evaluate cash flows generated from our operations. Free Cash Flow is defined as net cash provided by continuing operating activities excluding voluntary pension contributions and the cash impact of special items, if any, minus net capital expenditures. Voluntary pension contributions are excluded from the GAAP financial measure because this activity is driven by economic financing decisions rather than operating activity. Certain special items, including net payments related to pre-separation tax matters and cash paid (collected) pursuant to collateral requirements related to cross-currency swap contracts, are also excluded by management in evaluating Free Cash Flow. Net capital expenditures consist of capital expenditures less proceeds from the sale of property, plant, and equipment. These items are subtracted because they represent long-term commitments. In the calculation of Free Cash Flow, we subtract certain cash items that are ultimately within management’s and the Board of Directors’ discretion to direct and may imply that there is less or more cash available for our programs than the most comparable GAAP financial measure indicates. It should not be inferred that the entire Free Cash Flow amount is available for future discretionary expenditures, as our definition of Free Cash Flow does not consider certain non-discretionary expenditures, such as debt payments. In addition, we may have other discretionary expenditures, such as discretionary dividends, share repurchases, and business acquisitions, that are not considered in the calculation of Free Cash Flow.

Forward-Looking Statements

This release contains certain "forward-looking statements" within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations and are subject to risks, uncertainty and changes in circumstances, which may cause actual results, performance, financial condition or achievements to differ materially from anticipated results, performance, financial condition or achievements. All statements contained herein that are not clearly historical in nature are forward-looking and the words "anticipate," "believe," "expect," "estimate," "plan," and similar expressions are generally intended to identify forward-looking statements. We have no intention and are under no obligation to update or alter (and expressly disclaim any such intention or obligation to do so) our forward-looking statements whether as a result of new information, future events or otherwise, except to the extent required by law. The forward-looking statements in this release include statements addressing our future financial condition and operating results, and the impact on our operations resulting from the coronavirus disease 2019 (“COVID-19”). Examples of factors that could cause actual results to differ materially from those described in the forward-looking statements include, among others, the extent, severity and duration of COVID-19 negatively affecting our business operations; business, economic, competitive and regulatory risks, such as conditions affecting demand for products in the automotive and other industries we serve; competition and pricing pressure; fluctuations in foreign currency exchange rates and commodity prices; natural disasters and political, economic and military instability in countries in which we operate; developments in the credit markets; future goodwill impairment; compliance with current and future environmental and other laws and regulations; and the possible effects on us of changes in tax laws, tax treaties and other legislation, including the effects of Swiss tax reform. In addition, the extent to which COVID-19 will impact our business and our financial results will depend on future developments, which are highly uncertain and cannot be predicted. Such developments may include the geographic spread of the virus, the severity of the virus, the duration of the outbreak, the impact on our suppliers’ and customers’ supply chains, the actions that may be taken by various governmental authorities in response to the outbreak in jurisdictions in which we operate, and the possible impact on the global economy and local economies in which we operate. More detailed information about these and other factors is set forth in TE Connectivity Ltd.'s Annual Report on Form 10-K for the fiscal year ended Sept. 25, 2020 as well as in our

Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other reports filed by us with the U.S. Securities and Exchange Commission.

# # #

Contacts:	Media Relations:	Investor Relations:
	Fernando Vivanco	Sujal Shah
	TE Connectivity	TE Connectivity
	610-893-9756	610-893-9790
	Fernando.Vivanco@te.com	Sujal.Shah@te.com

TE CONNECTIVITY LTD.

CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

	For the Quarters Ended
	December 25,	December 27,
	2020	2019

	(in millions, except per share data)
Net sales	$3,522	$3,168
Cost of sales	2,376	2,138
Gross margin	1,146	1,030
Selling, general, and administrative expenses	361	367
Research, development, and engineering expenses	162	161
Acquisition and integration costs	8	7
Restructuring and other charges, net	167	24
Operating income	448	471
Interest income	3	6
Interest expense	(15)	(12)
Other income (expense), net	(1)	5
Income from continuing operations before income taxes	435	470
Income tax expense	(60)	(447)
Income from continuing operations	375	23
Income from discontinued operations, net of income taxes	6	3
Net income	$381	$26

Basic earnings per share:
Income from continuing operations	$1.13	$0.07
Income from discontinued operations	0.02	0.01
Net income	1.15	0.08

Diluted earnings per share:
Income from continuing operations	$1.13	$0.07
Income from discontinued operations	0.02	0.01
Net income	1.14	0.08

Weighted-average number of shares outstanding:
Basic	331	335
Diluted	333	337

TE CONNECTIVITY LTD.

CONSOLIDATED BALANCE SHEETS (UNAUDITED)

	December 25,	September 25,
	2020	2020

	(in millions, except share data)
Assets
Current assets:
Cash and cash equivalents	$1,098	$945
Accounts receivable, net of allowance for doubtful accounts of $33 and $29, respectively	2,640	2,377
Inventories	2,066	1,950
Prepaid expenses and other current assets	677	512
Total current assets	6,481	5,784
Property, plant, and equipment, net	3,768	3,650
Goodwill	5,387	5,224
Intangible assets, net	1,613	1,593
Deferred income taxes	2,198	2,178
Other assets	819	813
Total assets	$20,266	$19,242
Liabilities, redeemable noncontrolling interests, and shareholders' equity
Current liabilities:
Short-term debt	$685	$694
Accounts payable	1,629	1,276
Accrued and other current liabilities	1,769	1,720
Total current liabilities	4,083	3,690
Long-term debt	3,516	3,452
Long-term pension and postretirement liabilities	1,329	1,336
Deferred income taxes	144	143
Income taxes	266	252
Other liabilities	949	874
Total liabilities	10,287	9,747
Commitments and contingencies
Redeemable noncontrolling interests	118	112
Shareholders' equity:
Common shares, CHF 0.57 par value, 338,953,381 shares authorized and issued, respectively	149	149
Accumulated earnings	10,672	10,348
Treasury shares, at cost, 7,836,597 and 8,295,878 shares, respectively	(655)	(669)
Accumulated other comprehensive loss	(305)	(445)
Total shareholders' equity	9,861	9,383
Total liabilities, redeemable noncontrolling interests, and shareholders' equity	$20,266	$19,242

TE CONNECTIVITY LTD.

CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

	For the Quarters Ended
	December 25,	December 27,
	2020	2019

	(in millions)
Cash flows from operating activities:
Net income	$381	$26
Income from discontinued operations, net of income taxes	(6)	(3)
Income from continuing operations	375	23
Adjustments to reconcile income from continuing operations to net cash provided by operating activities:
Depreciation and amortization	187	174
Deferred income taxes	(42)	394
Non-cash lease cost	30	27
Provision for losses on accounts receivable and inventories	6	20
Share-based compensation expense	19	22
Other	21	10
Changes in assets and liabilities, net of the effects of acquisitions and divestitures:
Accounts receivable, net	(299)	(24)
Inventories	(145)	(176)
Prepaid expenses and other current assets	(87)	(23)
Accounts payable	349	94
Accrued and other current liabilities	88	(185)
Income taxes	17	10
Other	121	45
Net cash provided by operating activities	640	411
Cash flows from investing activities:
Capital expenditures	(142)	(176)
Proceeds from sale of property, plant, and equipment	1	2
Acquisition of businesses, net of cash acquired	(107)	(115)
Other	2	—
Net cash used in investing activities	(246)	(289)
Cash flows from financing activities:
Net decrease in commercial paper	—	(9)
Repayment of debt	(30)	—
Proceeds from exercise of share options	75	14
Repurchase of common shares	(119)	(139)
Payment of common share dividends to shareholders	(159)	(154)
Other	(19)	(26)
Net cash used in financing activities	(252)	(314)
Effect of currency translation on cash	11	7
Net increase (decrease) in cash, cash equivalents, and restricted cash	153	(185)
Cash, cash equivalents, and restricted cash at beginning of period	945	927
Cash, cash equivalents, and restricted cash at end of period	$1,098	$742

Supplemental cash flow information:
Interest paid on debt, net	$4	$4
Income taxes paid, net of refunds	85	43

TE CONNECTIVITY LTD.

RECONCILIATION OF FREE CASH FLOW (UNAUDITED)

	For the Quarters Ended
	December 25,	December 27,
	2020	2019

	(in millions)
Net cash provided by continuing operating activities	$640	$411
Excluding:
Cash paid pursuant to collateral requirements related to cross-currency swap contracts	30	6
Capital expenditures, net	(141)	(174)
Free cash flow (1)	$529	$243

(1) Free cash flow is a non-GAAP financial measure. See description of non-GAAP financial measures.

TE CONNECTIVITY LTD.

CONSOLIDATED SEGMENT DATA (UNAUDITED)

	For the Quarters Ended
	December 25,		December 27,
	2020		2019

	($ in millions)
	Net Sales		Net Sales
Transportation Solutions	$2,224		$1,868
Industrial Solutions	873		927
Communications Solutions	425		373
Total	$3,522		$3,168

	Operating	Operating	Operating	Operating
	Income	Margin	Income	Margin
Transportation Solutions	$308	13.8%	$316	16.9%
Industrial Solutions	76	8.7	115	12.4
Communications Solutions	64	15.1	40	10.7
Total	$448	12.7%	$471	14.9%

	Adjusted	Adjusted	Adjusted	Adjusted
	Operating	Operating	Operating	Operating
	Income (1)	Margin (1)	Income (1)	Margin (1)
Transportation Solutions	$431	19.4%	$325	17.4%
Industrial Solutions	118	13.5	132	14.2
Communications Solutions	75	17.6	45	12.1
Total	$624	17.7%	$502	15.8%

(1) Adjusted operating income and adjusted operating margin are non-GAAP financial measures. See description of non-GAAP financial measures.

TE CONNECTIVITY LTD.

RECONCILIATION OF NET SALES GROWTH (DECLINE) (UNAUDITED)

	Change in Net Sales for the Quarter Ended December 25, 2020
	versus Net Sales for the Quarter Ended December 27, 2019
	Net Sales		Organic Net Sales
	Growth (Decline)		Growth (Decline) (1)		Translation (2)	Acquisitions

	($ in millions)
Transportation Solutions (3):
Automotive	$224	15.9%	$161	11.3%	$63	$—
Commercial transportation	73	28.3	65	24.9	8	—
Sensors	59	28.8	7	3.2	5	47
Total	356	19.1	233	12.3	76	47
Industrial Solutions (3):
Aerospace, defense, oil, and gas	(59)	(19.1)	(68)	(22.0)	6	3
Industrial equipment	32	12.2	21	7.7	11	—
Medical	(23)	(12.8)	(24)	(13.4)	1	—
Energy	(4)	(2.3)	(7)	(3.7)	3	—
Total	(54)	(5.8)	(78)	(8.4)	21	3
Communications Solutions (3):
Data and devices	15	6.8	10	4.7	5	—
Appliances	37	24.0	33	21.1	4	—
Total	52	13.9	43	11.5	9	—
Total	$354	11.2%	$198	6.2%	$106	$50

(1) Organic net sales growth (decline) is a non-GAAP financial measure. See description of non-GAAP financial measures.
(2) Represents the change in net sales resulting from changes in foreign currency exchange rates.
(3) Industry end market information is presented consistently with our internal management reporting and may be periodically revised as management deems necessary.

TE CONNECTIVITY LTD.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP FINANCIAL MEASURES

For the Quarter Ended December 25, 2020

(UNAUDITED)

		Adjustments
		Acquisition-	Restructuring
		Related	and Other		Adjusted
	U.S. GAAP	Charges (1)	Charges, Net (1)	Tax Items (2)	(Non-GAAP) (3)

	($ in millions, except per share data)
Operating income:
Transportation Solutions	$308	$5	$118	$—	$431
Industrial Solutions	76	4	38	—	118
Communications Solutions	64	—	11	—	75
Total	$448	$9	$167	$—	$624

Operating margin	12.7%				17.7%

Other expense, net	$(1)	$—	$—	$—	$(1)

Income tax expense	$(60)	$(2)	$(32)	$(29)	$(123)

Effective tax rate	13.8%				20.1%

Income from continuing operations	$375	$7	$135	$(29)	$488

Diluted earnings per share from continuing operations	$1.13	$0.02	$0.41	$(0.09)	$1.47

(1) The tax effect of each non-GAAP adjustment is calculated based on the jurisdictions in which the expense (income) is incurred and the tax laws in effect for each such jurisdiction.
(2) Income tax benefits related to an Internal Revenue Service approved change in the tax method of depreciating or amortizing certain assets.
(3) See description of non-GAAP financial measures.

TE CONNECTIVITY LTD.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP FINANCIAL MEASURES

For the Quarter Ended December 27, 2019

(UNAUDITED)

		Adjustments
		Acquisition-	Restructuring
		Related	and Other		Adjusted
	U.S. GAAP	Charges (1)	Charges, Net (1)	Tax Items (2)	(Non-GAAP) (3)

	($ in millions, except per share data)
Operating income:
Transportation Solutions	$316	$5	$4	$—	$325
Industrial Solutions	115	2	15	—	132
Communications Solutions	40	—	5	—	45
Total	$471	$7	$24	$—	$502

Operating margin	14.9%				15.8%

Other income, net	$5	$—	$—	$—	$5

Income tax expense	$(447)	$(1)	$—	$355	$(93)

Effective tax rate	95.1%				18.6%

Income from continuing operations	$23	$6	$24	$355	$408

Diluted earnings per share from continuing operations	$0.07	$0.02	$0.07	$1.05	$1.21

(1) The tax effect of each non-GAAP adjustment is calculated based on the jurisdictions in which the expense (income) is incurred and the tax laws in effect for each such jurisdiction.
(2) Income tax expense related to the tax impacts of certain measures of Swiss tax reform.
(3) See description of non-GAAP financial measures.

TE CONNECTIVITY LTD.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP FINANCIAL MEASURES

For the Quarter Ended March 27, 2020

(UNAUDITED)

		Adjustments
		Acquisition-	Restructuring
		Related	and Other	Impairment		Adjusted
	U.S. GAAP	Charges (1)	Charges, Net (1)	of Goodwill (1)	Tax Items (2)	(Non-GAAP) (4)

	($ in millions, except per share data)
Operating income (loss):
Transportation Solutions	$(606)	$10	$18	$900	$—	$322
Industrial Solutions	142	2	1	—	—	145
Communications Solutions	49	—	3	—	—	52
Total	$(415)	$12	$22	$900	$—	$519

Operating margin	(13.0)%					16.2%

Other income, net	$11	$—	$—	$—	$(8)	$3

Income tax expense	$(42)	$(2)	$(4)	$(4)	$(31)	$(83)

Effective tax rate	(10.2)%					16.1%

Income (loss) from continuing operations	$(452)	$10	$18	$896	$(39)	$433

Diluted earnings (loss) per share from continuing operations (3)	$(1.35)	$0.03	$0.05	$2.67	$(0.12)	$1.29

(1) The tax effect of each non-GAAP adjustment is calculated based on the jurisdictions in which the expense (income) is incurred and the tax laws in effect for each such jurisdiction.

(2) Includes an income tax benefit related to pre-separation tax matters and the termination of the tax sharing agreement with Tyco International and Covidien, as well as the related impact to net other income.

(3) U.S. GAAP diluted shares excludes one million of nonvested share awards and options outstanding as the inclusion of these securities would have been antidilutive because of our loss during the period. Such amounts are included in adjusted (non-GAAP) diluted shares.

(4) See description of non-GAAP financial measures.

TE CONNECTIVITY LTD.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP FINANCIAL MEASURES

For the Year Ended September 25, 2020

(UNAUDITED)

		Adjustments
		Acquisition-	Restructuring
		Related	and Other	Impairment		Adjusted
	U.S. GAAP	Charges (1)	Charges, Net (1)	of Goodwill (1)	Tax Items (2)	(Non-GAAP) (4)

	($ in millions, except per share data)
Operating income (loss):
Transportation Solutions	$(93)	$32	$113	$900	$—	$952
Industrial Solutions	412	8	102	—	—	522
Communications Solutions	218	—	42	—	—	260
Total	$537	$40	$257	$900	$—	$1,734

Operating margin	4.4%					14.2%

Other income, net	$20	$—	$—	$—	$(8)	$12

Income tax expense	$(783)	$(8)	$(46)	$(4)	$550	$(291)

Effective tax rate	149.4%					17.0%

Income (loss) from continuing operations	$(259)	$32	$211	$896	$542	$1,422

Diluted earnings (loss) per share from continuing operations (3)	$(0.78)	$0.10	$0.63	$2.68	$1.62	$4.26

(1) The tax effect of each non-GAAP adjustment is calculated based on the jurisdictions in which the expense (income) is incurred and the tax laws in effect for each such jurisdiction.

(2) Includes $355 million of income tax expense related to the tax impacts of certain measures of Swiss tax reform and $226 million of income tax expense related to increases to the valuation allowance for certain deferred tax assets, partially offset by a $31 million income tax benefit related to pre-separation tax matters and the termination of the tax sharing agreement with Tyco International and Covidien.

(3) U.S. GAAP diluted shares excludes two million of nonvested share awards and options outstanding as the inclusion of these securities would have been antidilutive because of our loss during the period. Such amounts are included in adjusted (non-GAAP) diluted shares.

(4) See description of non-GAAP financial measures.

TE CONNECTIVITY LTD.

RECONCILIATION OF FORWARD-LOOKING NON-GAAP FINANCIAL MEASURES

TO FORWARD-LOOKING GAAP FINANCIAL MEASURES

As of January 27, 2021

(UNAUDITED)

Outlook for
Quarter Ending
March 26,
2021
Diluted earnings per share from continuing operations	$1.38
Restructuring and other charges, net	0.07
Acquisition-related charges	0.02
Adjusted diluted earnings per share from continuing operations (1)	$1.47

(1) See description of non-GAAP financial measures.